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              [LETTERHEAD OF DECHERT PRICE & RHOADS APPEARS HERE]

                                                                     Exhibit 5.1


                                                December 9, 1997



Delco Remy International, Inc.
2902 Enterprise Drive
Anderson, IN 46013

      Re: Form S-1 Registration Statement
          Registration No. 33-37675
          -------------------------------

Gentlemen and Ladies:

      We have acted as counsel to Delco Remy International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-1 (Registration No. 33-37675), originally filed on October 10, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and as subsequently amended by amendments thereto, filed on October 22, 1997, November 21, 1997, November 26, 1997 and an amendment to be filed today (the "Registration Statement"), relating to the proposed issuance of up to 4,000,000 shares (the "Shares") of Class A Common Stock, par value $.01 per share, of the Company ("Common Stock") which will be sold to the Underwriters named in the Registration Statement pursuant to the Underwriting Agreement filed as Exhibit
1.1 to the Registration Statement (the "Underwriting Agreement").

      We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

      Based on the foregoing, it is our opinion that the Shares of Common Stock, when sold to and purchased by the Underwriters in accordance with the terms of the Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assesable.

     The opinion expressed herein is rendered solely for your benefit in connection with the transaction contemplated herein. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

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Delco Remy International, Inc.
December 9, 1997
Page 2

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein, under the caption "Legal Matters." Such consent does not constitute a consent under Section 7 of the Securities Act ("Section 7"), since in consenting to the reference to our firm under such heading we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations promulgated by the Securities and Exchange Commission.


                                                Very truly yours,



                                                DECHERT PRICE & RHOADS